VENTURE LENDING & LEASING II, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 13, 2002

To the Shareholders of Venture Lending & Leasing II, Inc:

An Annual Meeting of the Shareholders of Venture Lending & Leasing II, Inc. ("Fund II" or "Fund") will be held at 11:00 AM, Pacific time, on November 13, 2002, at the offices of Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131, to consider and vote on the following matters:

1) Electing the six members of the Board of Directors of Fund II;

2) Ratifying the selection of Deloitte & Touche LLP as the Fund's independent auditors.

Each shareholder that owned shares of the Fund on the close of business on September 30, 2002 is entitled to vote at this meeting. Shareholders may attend and vote at the meeting in person, or may complete, date and sign the enclosed proxy card and return it in the postpaid envelope provided. A shareholder that executes a proxy card may nevertheless attend the meeting and vote in person.

By order of the Board of Directors of the Fund

Ronald W. Swenson

Chairman of the Board of the Fund

October 17, 2002

VENTURE LENDING & LEASING II, INC.

2010 North First Street, Suite 310

San Jose, CA 95131

PROXY STATEMENT

JOINT ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 13, 2002

Introduction

The Boards of Directors of Venture Lending & Leasing II, Inc. ("Fund II" or "Fund") have issued this proxy statement to solicit proxies for use at the Annual Meeting of the Shareholders of the Fund to be held at 11:00 AM, Pacific time, on November 13, 2002, at the offices of Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131, and at any adjournments thereof (collectively, the "Meeting"). This Proxy Statement, together with a Notice of Annual Meeting and Proxy Card, will be first mailed on or about October 17, 2002.

On September 30, 2002, the record date for the Meeting ("Record Date"), there were 101,159.119 Shares of Fund II outstanding and entitled to vote. Each full Share is entitled to one vote, and each fractional Share is entitled to the identical fraction of one vote.

For a shareholder's Shares to be represented at the Meeting, the shareholder must allow sufficient time for the proxy to be received by November 11, 2002. Shareholders may attend and vote at the meeting in person, or may complete, date and sign the enclosed proxy card and return it in the postpaid envelope provided. A shareholder may revoke a proxy at any time before it is exercised by notifying the Secretary of the Fund in writing at the above address, or by attending the meeting and voting in person.

If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Unless a shareholder marks a proxy with contrary instructions, a proxy will be voted "for" the matters listed in the accompanying Notice of Annual Meeting of Shareholders and "for" any other matters deemed appropriate. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote or is marked with an abstention (collectively "abstentions"), the Shares represented thereby will be considered to be present at the Meeting for the purpose of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. Therefore, with respect to all Proposals, abstentions will be disregarded and will have no effect on the approval of the Proposals.

A majority of the Shares of the Fund must be present in person or by proxy to constitute a quorum to transact business at the Meeting. If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve one or more of the Proposals are not received, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the Shares of the Fund represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are required to vote "for" any such Proposal in favor of such adjournment, and will vote those proxies which they are required to vote "against" any such Proposal against such adjournment. A shareholder vote may be taken on one or more of the Proposals in this proxy statement prior to such adjournment if sufficient votes have been received.

Proposals 1 requires for approval a plurality of all votes cast by the Fund's shareholders at a meeting at which a quorum is present, and Proposal 2 requires for approval a majority of all votes cast by the Fund's shareholders at a meeting at which a quorum is present.

Annex A to this Proxy Statement sets forth information about those shareholders and "groups" of shareholders (as that term is used in Section 13 (d) of the Securities Exchange Act of 1934 ("Exchange Act")), who beneficially owned more than 5% of the outstanding Shares of the Fund as of the Record Date, and about the Share ownership of the Board of Directors and executive officers of the Fund.

Proxy solicitation will be made primarily by mail, but proxy solicitations also may be made by telephone calls or personal meetings conducted by officers and employees of the Fund, Westech Investment Advisors, Inc. ("Westech Investment Advisors") and Siguler Guff Advisers, L.L.C. ("Siguler Guff Advisers"). The costs of the proxy solicitation and the preparation of this proxy statement will be borne by the Fund.

The Annual Report for the Fund for its fiscal year ended June 30, 2002 has previously been mailed to the Fund's shareholders.

Election of Directors (Proposal 1) - General Matters

All the nominees have consented to serve as directors of the Fund. If elected, each nominee will serve until the next annual meeting of shareholders or until his successor is elected and shall have qualified. Unless a shareholder gives contrary instructions on the proxy card, Shares voted by proxy will be voted in favor of the election of these nominees. If any of the nominees should withdraw or otherwise become unavailable for election, Shares represented by proxy will be voted in favor of such other nominee whom management recommends. The Fund is independent and is the only portfolio in the "Fund Complex".

These nominees, if elected, will constitute the entire Boards of Directors of the Fund. To be elected, each nominee must receive the favorable vote of a plurality of the Shares of the Fund represented at the Meeting in person or by proxy.

The Independent Directors of the Fund constitute its Audit Committee. The Audit Committee reviews the scope and results of the Fund's annual audit with the Fund's independent auditors and recommends the engagement of auditors. The Independent Directors of the Fund also constitute its Nominating Committee. The Nominating Committee selects and nominates candidates for independent directors to the Fund, and sets compensation for the independent directors of the Fund. The Nominating Committee is not required to consider shareholder recommendations for director nomination. The Fund's Independent Directors each receive an annual fee from the Fund of $10,000. Such directors also are reimbursed by the Fund for their expenses in attending meetings of the Board of Directors or any committee thereof and receive a fee for attendance in person at any meeting at a per diem rate of $1,000. The Fund's directors who are "interested persons" of the Fund, as defined in the 1940 Act, receive no compensation from the Fund for their services as directors. The following table shows the compensation of the independent directors from Fund II which was paid during the year ended June 30, 2002. One director was also a director of Venture Lending & Leasing, Inc ("Fund I"). The aggregate compensation received by each director from all Venture Lending & Leasing Funds ("VLL Funds") is also shown on the table below:

Compensation of Independent Directors of Fund II
Director	Fund II	All VLL Funds
Arthur Aeder	$10,000	$10,000
John Cogan	$10,500	$21,000
S. Allan Johnson	$11,000	$11,000
Louis Moelchert	$11,000	$11,000

Proposal 1 requires for approval a plurality of all votes cast by the Fund's shareholders at a meeting at which a quorum is present

Proposal 1

TO ELECT SIX DIRECTORS OF FUND II

Listed on the following page is the name, age, year of election and principal occupation during the past five years of each nominee for election to the Board of Directors of Fund II. Nominees who are "interested persons" are listed at the end of the table and indicated by an asterisk. All nominees will serve a term of one year if elected.

Name, Address and Position With Fund	Age	Director Since	Occupation During Past Five Years and Other Directorships
Arthur Aeder, Director 2010 North 1st Street Suite 310 San Jose, CA 95131	76	1997	President of Mariner Management Corporation (financial planning); Vice Chairman, Kisco Management Corporation (family office); Director of Sanford C. Bernstein Funds, Inc.
John F. Cogan, Director 2010 North 1st Street Suite 310 San Jose, CA 95131	55	1995	Senior Fellow, The Hoover Institution, Stanford University, since 1983; Professor, Public Policy, Stanford University (by courtesy).
S. Allan Johnson, Director 2010 North 1st Street Suite 310 San Jose, CA 95131	65	1997

Consultant and investor in medical and information technology companies. Currently serves on the Boards of Polyoptimum, Inc., Starign Instruments Corp., X Bridge Systems, Inc. and Network Caching Technology LLC.

Louis Moelchert, Director 2010 North 1st Street Suite 310 San Jose, CA 95131	62	1997

Vice President for Investments at the University of Richmond; Former Board member and former chairman of the board of The Common Fund; Former Chairman of the Investment Advisory Committee of the Virginia State Retirement System; President of Private Advisors, LLC.

INTERESTED DIRECTORS:
Salvador O. Gutierrez, Director and President * 2010 North 1st Street Suite 310 San Jose, CA 95131	59	1997

President and Director; Senior Vice President, Westech Investment Advisors since 1994, and Senior Vice President, Western Technology Investment since 1987; director of Venture Lending & Leasing III, Inc.

Ronald W. Swenson, Director, Chairman and Chief Executive Officer* 2010 North 1st Street Suite 310 San Jose, CA 95131	57	1994	CEO and Director; President Westech Investment Advisors since 1994, and President and Director, Western Technology since 1980; director of director of Venture Lending & Leasing III, Inc.

 *"Interested person" (as defined in the 1940 Act) of the Fund by reason of their executive positions with Westech Investment Advisors.

During the fiscal year ended June 30, 2002, the Board of Fund II met four times and the Audit Committee met twice. All current directors attended at least 75% of the Board meetings held during the last fiscal year.

Nominating Committee

The Nominating Committee consists of all directors of the Fund that are not "interested persons" of the Fund. The Nominating Committee selects and nominates candidates for independent directors to the Fund, and sets compensation for the independent directors of the Fund. The Nominating Committee did not meet during the fiscal year ended June 30, 2002. The Nominating Committee generally does not solicit recommendations from security holders for director nominees, but would consider such recommendations if made. Any recommendation should be submitted to the Nominating Committee care of the Fund.

AUDIT COMMITTEE REPORT

The Company's Board of Directors adopted a written charter for the Audit Committee which was attached to the Company's Proxy Statement for the 2001 Annual Meeting of Shareholders. The members of the Audit Committee include directors Moelchert, Johnson, Aeder, and Cogan. The Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the years ended June 30, 2002, 2001 and 2000. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. The Audit Committee considered whether the provisions of non-financial audit services were compatible with Deloitte & Touche LLP's independence in performing financial audit services.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Commission. The Audit Committee also recommends the selection of Deloitte & Touche LLP to serve as independent auditor for the year ending June 30, 2003.

Audit Committee

Louis W. Moelchert, Jr.

S. Allan Johnson

Arthur Aeder

John F. Cogan

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE ELECTION OF ALL NOMINATED DIRECTORS.

Proposal 2

TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE FUND'S INDEPENDENT AUDITORS

On July 23, 2002, Venture Lending & Leasing II, Inc. ("Venture" or the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and selected Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's independent auditors for the year ended June 30, 2002. The decision to change auditors was recommended by the Audit Committee and approved by the Board of Directors of the Company.

During the fiscal years ended June 30, 2001 and 2000 and the subsequent interim period through July 23, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's financial statements for such years; and there were no reportable events as defined in item 304 (a)(1)(v) of Regulation S-K.

The Company has provided Arthur Andersen with a copy of the foregoing disclosures. The Company has requested, but has not received, a letter from Arthur Andersen stating their agreement with such statements. During the fiscal years ended 2001 and 2000 and through the date of the Company's decision, the Company did not consult with Deloitte & Touche with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

Deloitte & Touche, 50 Fremont Street, San Francisco CA 94105-2230, has served as the Fund's independent auditors for the Fund's current fiscal year. Deloitte & Touche has confirmed that they are independent accountants with respect to the Fund, within the meaning of the Securities Act administered by the SEC and the requirements of the Independent Standards Board. It is not expected that a representative of Deloitte & Touche will be available at the Meeting, but a representative would have an opportunity to make a statement if he chose to attend.

Proposal 2 requires for approval, with respect to the Fund, the affirmative vote of a majority of the votes cast by the Fund's shareholders at a meeting at which a quorum is present.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE FUND'S INDEPENDENT AUDITORS.

Other Information

Managers. Fund II is a party to a Management Agreement, dated as of September 8, 1997 ( "Management Agreement") between the Fund on the one hand, and Westech Investment Advisors and Siguler Guff Advisers on the other hand. The Management Agreement was last approved by the Fund's Board of Directors at a meeting held on November 14, 2001. The Management Agreement was approved by the Fund's initial shareholder on November 11, 1998. During the Fund's fiscal year ending June 30, 2002, the following compensation was earned by Westech Investment Advisors and Siguler Guff Advisers pursuant to the terms of the Management Agreement:

Fund II
Management Fee	Incentive Fee
$2,789,901	$16,000,338

Auditors. Deloitte & Touche has served as the Fund's auditors since July 23, 2002. Prior to the appointment of Deloitte & Touche, Arthur Andersen had served as the Fund's auditors since the Fund's inception. The Audit Committee has considered the independence of the auditors, and has concluded that the auditor's provision of non-audit services is compatible with maintaining auditor independence. Deloitte & Touche provides tax services as well as audit services to the Fund. During the Fund's year ending June 30, 2002 the following compensation was earned by the Fund's auditors.

Auditor Compensation	Arthur Andersen	Deloitte & Touche	Total
Audit Fee	$10,500	$33,000	$43,500
All Other Fees	$0	$32,000	$32,000

Westech Investment Advisors, the Investment Manager, is a corporation that is a Registered Investment Adviser under the Investment Advisers Act of 1940 ("Advisers Act"). Messrs. Swenson and Gutierrez are executive officers of Westech Investment Advisors, and each own 50% of its voting securities. Westech Investment Advisor's principal business address, and the principal business address of Messrs. Swenson and Gutierrez, is 2010 North First Street, Suite 310, San Jose, CA 95131.

Siguler Guff Advisers, the Adviser to the Manager, is a limited liability company that is a registered investment adviser under the Advisers Act. 100% of the voting securities of Siguler Guff Advisers are beneficially owned, through holding companies, as follows: 45% by George W. Siguler, 45% by Drew J. Guff and 10% by Donald P. Spencer. A portion of the holdings of Messrs. Siguler, Guff and Spencer listed above are held in trust for their minor children. The principal business address of Siguler Guff Advisers, and the principal business address of Messrs. Siguler, Guff and Spencer, is Rockefeller Center, 630 Fifth Avenue, 16th Floor, New York, NY 10111.

Executive Officers of the Fund. The following are the executive officers of the Fund other than Messrs. Swenson and Gutierrez.

Name and Position With Fund	Age	Principal Occupation and Business History
George W. Siguler, Executive Vice President and Advisory Director c/o Siguler Guff Advisers Rockefeller Center 630 Fifth Avenue, 16th Floor New York, NY 10111	55

Managing Director, Siguler Guff Advisers and affiliates since 1995; Managing Director of Mitchell Hutchins Institutional Investors from 1991 to 1995; Director and President of Associated Capital Advisers, Inc. (investment management firm) from 1990 through 1991 and Vice Chairman and a director of Monarch Capital Corporation (financial services holding company) from 1984 through 1991; Director, NovaCare Inc.

Brian R. Best, Vice President, Chief Financial Officer and Secretary c/o Westech Investment Advisors 2010 North First Street, Suite 310, San Jose, CA 95131	36

Various positions with Westech Investment Advisors since 1997; Director of Finance and Administration for Decisis Corporation (start-up software company) from 1995 to 1996; various finance positions at Ross Systems, Inc. from 1990 to 1994; various positions, Ernst & Young from1988 to 1990.

Donald P. Spencer, Vice President and Assistant Secretary c/o Siguler Guff Advisers Rockefeller Center 630 Fifth Avenue, 16th Floor New York, NY 10111	46	Managing Director, Siguler Guff Advisers and affiliates since 1995; Senior Vice President (and other positions), Mitchell Hutchins Institutional Investors and affiliates from 1989 to 1995.

The Fund's By-Laws provide that the Board of Directors may appoint one or more Advisory Directors of the Fund. An Advisory Director attends meetings of the Board of Directors and provides advice and assistance to the Directors as requested. An Advisory Director does not, however, vote on any matters to be acted upon by the Board of Directors. George W. Siguler and Michael McCaffery are the only Advisory Directors of the Fund.

Annual Reports. The Fund will furnish to shareholders, without charge, copies of its Annual Report, and subsequent quarterly reports, upon request to the Fund at 2010 North First Street, Suite 310, San Jose, CA 95131.

Submission of Shareholder Proposals. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Fund, at 2010 North First Street, Suite 310, San Jose, CA 95131. To be included in the proxy for the next Annual Meeting of Shareholders, proposals should be received prior to July 31, 2003.

Other Matters to Come Before the Meeting. The Fund does not intend to present any other business at the Meeting, nor is it aware of any shareholder that intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

October 17, 2002

ANNEX A

Beneficial Ownership of Fund Shares

Beneficial Owners of More Than 5% of Fund II's Shares as of the Record Date
Name and Address of Shareholder*	Number and Percentage of Shares Beneficially Owned
Leland Stanford University	13,794.393; 13.64%
Northern Trust, as Custodian for San Antonio Fire & Police Pension Fund	9,196.279; 9.09%
Warner-Lambert Master Trust	9,196.279; 9.09%
University of Notre Dame	7,357.017; 7.27%

* Each of the shareholders listed in this Annex may be contacted c/o Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131.

Beneficial Ownership of Fund II Shares by Fund Directors and Executive Officers on September 30, 2002

No director or executive officer of Fund II owns in excess of 1% of the Shares outstanding. Westech Investment Advisors, all the stock of which is owned by Messrs. Ronald W. Swenson and Salvador O. Gutierrez, directors of the Fund, owned 505.787 Shares. Mr. Salvador O. Gutierrez along with family members owned 246.55 Shares. Mr. George W. Siguler, an executive officer and Advisory Director of the Fund, owned 321.880 Shares through a retirement account and 45.981 Shares in a non-retirement account. Trusts for the benefit of Mr. Siguler's minor children held 183.924 Shares in the aggregate. Mr. Donald Spencer, an executive officer of the Fund, owned 9.190 Shares jointly with his wife. Siguler Guff & Company L.L.C., which is owned 45% by Mr. George W. Siguler and 10% by Mr. Donald Spencer, owned 137.944 shares.

WTI Ventures, all the stock of which is owned by Mr. S. Allan Johnson, a director of Fund II, owned 91.973 Shares. Mr. Arthur Aeder, a director of Fund II, owned 45.981 Shares.

Mr. John Cogan, a director, owned 32.186 Shares in a trust with his family. The following chart shows the range of equity in the Fund held by each independent director.

Equity Value as of June 30, 2002 for Non-Interested Directors of Fund II
Director	Fund II Range of Investment
Arthur Aeder	$10,001 - $50,000
John Cogan	$10,001 - $50,000
S. Allan Johnson	$50,001-$100,000
Louis Moelchert	$0

Account Number: Shareholder Name:	Account Number Shareholder Name
Number of Shares:	Number of Shares

PROXY

Venture Lending & Leasing II, Inc.

Annual Meeting of Shareholders November 13, 2002

The undersigned hereby appoints as proxies Salvador O. Gutierrez, George W. Siguler and Ronald W. Swenson and each of them (with power of substitution) to vote for the undersigned all shares of Common Stock, $0.001 par value ("Shares") of the undersigned at the aforesaid meeting and any adjournment thereof with all the power the undersigned would have if personally present. The Shares represented by this proxy will be voted as instructed. Unless otherwise indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals. This proxy is solicited on behalf of the Board of Directors of Venture Lending & Leasing II, Inc.

Please sign and date this proxy and return it in the enclosed envelope to Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131.

Please indicate your vote by an "X" in the appropriate box below. The Board of Directors recommends a vote "FOR" each of the proposals below.

Election of Arthur Aeder, John F. Cogan, Salvador O. Gutierrez, S. Allan Johnson,

Louis W. Moelchert, and Ronald W. Swenson as Directors of the Fund

(strike out names of an individual nominee to withhold authority to vote for that nominee)

	FOR ______	WITHHOLD ______
Ratification of the selection of Deloitte & Touche LLP as the Fund's independent auditors	FOR ______	AGAINST ______	ABSTAIN ______

Continued and to be signed on reverse side

If Shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. If the Shareholder is a corporation, the President or Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner." If the Shareholder is a trust, an authorized officer of the Trustee should sign, indicating title.

Please sign exactly as the Shares are registered (indicated below)

________________________________________________

(Signature of Shareholder; indicate name and title below if applicable)

_______________________________________________

(Signature of joint Shareholder, if any)

Dated ______________, 2002